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                                    EXHIBIT 11
                                  WATTS INDUSTRIES , INC. AND SUBSIDIARIES
                                      COMPUTATION OF EARNINGS PER SHARE
                                    (Unaudited)
                             Three Months Ended       Nine Months Ended
                              March 31                 March 31

                                1997         1996        1997         1996
                             ________________________ ________________________
PRIMARY
   Average shares outstanding 27,035,887   29,732,876  27,159,486   29,757,391
   Net effect of dilutive stock
   options-based on the
   treasury stock method using
   average market price          267,897           0      151,970           0
                             ________________________ ________________________
         Total                27,303,784   29,732,876  27,311,456   29,757,391
                             ==================================================
   Net earnings (loss)       $12,889,000 ($79,273,181)$40,273,000 ($56,361,875)
                             ==================================================
   Earnings (loss) per share      $ .47       ($2.67)     $ 1.47       ($1.89)
                             ==================================================
FULLY-DILUTED
   Average shares outstanding 27,035,887   29,732,882  27,159,486   29,768,696
   Net effect of dilutive stock
   options-based on the
   treasury stock method
   using the quarter-end
   market price, if higher
   than average market price     286,988           0      286,988           0
                             ________________________ ________________________
         Total                27,322,875   29,732,882  27,446,474   29,768,696
                             ==================================================
   Net earnings (loss)       $12,889,000 ($79,273,181)$40,273,000 ($56,361,875)
                             ==================================================
   Earnings (loss) per share      $ .47       ($2.67)     $ 1.47       ($1.89)
                             ==================================================


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